Exhibit 99.1

FOR IMMEDIATE RELEASE

Contact: Investor Relations
Telephone: 712.732.4117

FREDERICK V. MOORE JOINS META FINANCIAL GROUP BOARD OF DIRECTORS

(Storm Lake, Iowa - January 23, 2006 - Meta Financial Group, Inc. NASDAQNM: CASH) Meta Financial Group announced today that Mr. Frederick V. Moore accepted an appointment as an independent director of the Company and MetaBank, a subsidiary of the Company. Mr. Moore, age 49, has served as the President of Buena Vista University, Storm Lake, Iowa since 1995. Mr. Moore is an attorney who holds a J.D. with Honors, M.B.A. and B.A. degrees from the University of North Carolina at Chapel Hill. Moore has worked in corporate America as strategic planner, financial analyst, and marketing executive.

Chairman James S. Haahr stated, “We are delighted to have Fred Moore join the Meta organization. He is very well-qualified and will be an asset as a director of Meta Financial and MetaBank. At the same time, I also want to expressly thank G. Mark Mickelson whose term has expired as of today. Mark has provided years of dedicated service to Meta and its shareholders, and we shall miss him.”

Corporate Profile: Meta Financial Group, Inc. (doing business as Meta Financial Group) is the holding company for MetaBank, MetaBank West Central, and Meta Trust Company. MetaBank is a federally-chartered savings bank with four market areas: Northwest Iowa, Brookings, Central Iowa, and Sioux Empire; and the nationally recognized Meta Payment Systems division. MetaBank West Central is a state-chartered commercial bank located in West Central Iowa. Eighteen offices support customers throughout northwest and central Iowa, and in Brookings and Sioux Falls, South Dakota.